EXHIBIT 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Effective March 12, 2007, Section 5.01(d)(iii) of the Amended and Restated Credit Agreement dated as of August 15, 2006 was amended and restated as follows:

(iii)	in the case of paragraph (a) of this Section 5.01, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default has occurred under Section 6.08 or, if in the opinion of such accounting firm such a Default has occurred under Section 6.08, specifying the nature and extent thereof;

As evidence of the adoption of this amendment to the Amended and Restated Credit Agreement, A. T. Massey Coal Company, Inc., Administrative Borrower, individually and as agent on behalf of the other Loan Parties, has caused this document to be signed by its undersigned officer effective this 10th day of May 2007.

A. T. MASSEY COAL COMPANY, INC.

/s/ Richard R. Grinnan
Name:	Richard R. Grinnan
Its:	Vice President and Corporate Secretary